                            ARTICLES OF INCORPORATION

                                       OF

                         PERMANENT PORTFOLIO FUND, INC.

         FIRST: I, Pegi A. Groundwater, whose post office address is 1900 Avenue of the Stars, Fourth Floor, Los Angeles, CA 90067, being at least eighteen years of age,  do,  under and by virtue of the  General  Laws of the State of Maryland authorizing  the  formation  of  corporations,  act  as  incorporator  with  the intention of forming a corporation.

         SECOND: The name of the corporation is Permanent Portfolio Fund, Inc.

         THIRD:  The purposes for which the corporation is formed are:

         To act as an open-end investment company.

         To engage in any or all lawful business for which  corporations  may be organized under the Maryland General Corporation Law.

         FOURTH:  The  post  office  address  of  the  principal  office  of the corporation  in this  State is c/o The  Corporation  Trust  Incorporated,  First

Maryland Building, 25 South Charles Street, Baltimore,  Maryland 21201. The name of the resident agent of the corporation in this State is The Corporation  Trust

Incorporated,  a corporation  of this State,  and the post office address of the resident agent is First Maryland Building,  25 South Charles Street,  Baltimore,

Maryland 21201.

         FIFTH: The total number of shares of stock which the corporation  shall have authority to issue is one hundred million  (100,000,000) shares, all of one class,  of the par value one  thousandth  of one dollar  ($.001) each and of the aggregate par value of one hundred thousand dollars ($100,000).

         SIXTH:  The number of directors of the  corporation  shall be five (5),

which number may be changed in  accordance  with the by-laws of the  corporation but shall never be less than three (3).  The  names of the  directors  who shall act until the first annual meeting or until their successors are duly chosen and qualified are:

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                                    Terry Coxon

                                    Leonardo T. Radomile

                                    John Wesley English

                                    Donald E. Farrar

                                    Robert B. Martin, Jr.

         SEVENTH: The following provisions are hereby adopted for the purpose of defining,  limiting  and  regulating  the powers of the  corporation  and of the directors and stockholders:

         The  board of  directors  of the  corporation  is hereby  empowered  to authorize  the  issuance  from time to time of shares of its stock of any class,

whether now or hereafter authorized,  and securities  convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

         No holder of shares of stock of any class shall be entitled as a matter of  right  to  subscribe  for or  purchase  or  receive  any  part of any new or additional  issue of shares of stock of any class or of  securities  convertible into  shares of stock of any  class,  whether  now or  hereafter  authorized  or whether  issued for  money,  for a  consideration  other than money or by way of dividend.

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         The  corporation  reserves  the  right  from  time to time to make  any amendment of its charter,  now or hereafter  authorized  by law,  including  any amendment  which  alters the  contract  rights,  as  expressly  set forth in its charter, of any outstanding stock.

         EIGHTH: The duration of the corporation shall be perpetual.

         IN WITNESS WHEREOF, the undersigned incorporator of Permanent Portfolio

Fund,  Inc.,  who  executed  the  foregoing  Articles  of  Incorporation  hereby acknowledges the same to be her act and further  acknowledges  that, to the best of her  knowledge,  the  matters  and facts set  forth  therein  are true in all material respects under the penalties of perjury.

         Dated the 10th day of December, 1981.

                                                  /s/ Pegi A. Groundwater
                                                      Pegi A. Groundwater

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